Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Third Quarter 2020 Financial Results

•	Third Quarter 2020 Revenues of $622.2 Million, Up 4.9% Compared to $593.1 Million in Prior Year Quarter

•	Third Quarter 2020 EPS of $1.35, Down 15.1% Compared to $1.59 in Prior Year Quarter; Third Quarter 2020 Adjusted EPS of $1.54, Down 5.5% Compared to $1.63 in Prior Year Quarter

•	Company Revises 2020 Guidance

Washington, D.C., October 29, 2020 — FTI Consulting, Inc. (NYSE: FCN) today released financial results for the quarter ended September 30, 2020.

Third quarter 2020 revenues of $622.2 million increased $29.1 million, or 4.9%, compared to revenues of $593.1 million in the prior year quarter. Excluding the estimated positive impact from foreign currency translation (“FX”), revenues increased $23.3 million, or 3.9%, compared to the prior year quarter. The increase in revenues was driven by higher demand in the Corporate Finance & Restructuring and Economic Consulting business segments, which was partially offset by lower demand in the Forensic and Litigation Consulting and Strategic Communications business segments, as well as a decline in pass-through revenues compared to the prior year quarter. Net income of $50.2 million compared to $60.4 million in the prior year quarter. Net income included a special charge of $7.1 million and FX remeasurement losses, which were partially offset by a lower effective tax rate compared to the prior year quarter. The third quarter special charge of $7.1 million included $4.7 million of lease abandonment and other relocation costs related to the Company’s New York City office consolidation and $2.4 million of severance and employee-related costs in the Forensic and Litigation Consulting segment. Adjusted EBITDA, which excludes the special charge, of $90.9 million, or 14.6% of revenues, compared to $92.3 million, or 15.6% of revenues, in the prior year quarter. The decrease in Adjusted EBITDA was due to higher compensation, primarily related to a 15.8% increase in billable headcount, which was partially offset by higher revenues and a decline in selling, general and administrative (“SG&A”) expenses compared to the prior year quarter.

Third quarter 2020 fully diluted earnings per share (“EPS”) of $1.35 compared to $1.59 in the prior year quarter. Third quarter 2020 EPS included the $7.1 million special charge, which reduced EPS by $0.14. Third quarter 2020 EPS also included $2.3 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes due 2023 (“2023 Convertible Notes”), which decreased EPS by $0.05. Third quarter 2019 EPS included $2.2 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which decreased EPS by $0.04. Third quarter 2020 Adjusted EPS of $1.54, which excludes the special charge and non-cash interest expense, compared to Adjusted EPS of $1.63 in the prior year quarter.

Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, commented, “Our growth in the face of COVID-19, in the face of all the challenges it has created for our clients and for our teams working to deliver for them, is a powerful testament to the strength of this company, its relevance to clients facing major issues, and the dedication and resilience of our more than 6,200 employees across the globe.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $111.6 million for the quarter ended September 30, 2020 compared to $131.3 million for the quarter ended September 30, 2019. The year-over-year decrease in net cash provided by operating activities was largely due to an increase in compensation, primarily related to headcount growth, and higher income taxes paid, which was partially offset by lower non-compensation-related operating expenses and slightly higher cash collections compared to the prior year quarter.

Cash and cash equivalents of $304.7 million at September 30, 2020 compared to $258.5 million at September 30, 2019 and $304.2 million at June 30, 2020. Total debt, net of cash, of $36.6 million at September 30, 2020 compared to $57.8 million at September 30, 2019 and $47.0 million at June 30, 2020. The sequential decrease in total debt, net of cash, was primarily due to net cash provided by operating activities which exceeded cash used for share repurchases and acquisitions.

During the quarter, the Company repurchased 749,315 shares of its common stock at an average price per share of $110.57 for a total cost of $82.9 million. As of September 30, 2020, approximately $182.4 million remained available for stock repurchases under the Company’s stock repurchase authorization.

Third Quarter 2020 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $44.9 million, or 23.4%, to

$236.6 million in the quarter compared to $191.7 million in the prior year quarter. Acquisition-related revenues contributed $8.5 million, or 4.4% of the increase, compared to the prior year quarter. The increase in revenues was primarily due to higher demand and higher realized bill rates for restructuring services compared to the prior year quarter. Adjusted Segment EBITDA of $56.2 million, or 23.8% of segment revenues, compared to $48.1 million, or 25.1% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to a 36.6% increase in billable headcount and higher variable compensation compared to the prior year quarter.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment decreased $23.5 million, or 16.5%, to $119.1 million in the quarter compared to $142.7 million in the prior year quarter. The decrease in revenues was primarily due to lower demand for disputes and investigations services. Adjusted Segment EBITDA of $13.6 million, or 11.4% of segment revenues, compared to $27.0 million, or 18.9% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues with lower utilization, which was partially offset by a decline in SG&A expenses compared to the prior year quarter.

Economic Consulting

Revenues in the Economic Consulting segment increased $13.3 million, or 9.4%, to $155.0 million in the quarter compared to $141.7 million in the prior year quarter. Excluding the estimated positive impact from FX, revenues increased $11.4 million, or 8.1%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand and realized bill rates for merger and acquisition (“M&A”)-related antitrust services, which was partially offset by lower realized bill rates for non-M&A-related antitrust services. Adjusted Segment EBITDA of $25.7 million, or 16.6% of segment revenues, compared to $19.4 million, or 13.7% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to a 15.2% increase in billable headcount and higher variable compensation compared to the prior year quarter.

Technology

Revenues in the Technology segment increased $1.5 million, or 2.6%, to $58.6 million in the quarter compared to $57.1 million in the prior year quarter. The increase in revenues was primarily due to higher demand for global cross-border investigation and litigation services. Adjusted Segment EBITDA of $11.9 million, or 20.4% of segment revenues, compared to $12.3 million, or 21.5% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter as the increase in revenues was more than offset by higher compensation, primarily related to a 13.2% increase in billable headcount.

Strategic Communications

Revenues in the Strategic Communications segment decreased $7.0 million, or 11.7%, to $53.0 million in the quarter compared to $60.0 million in the prior year quarter. Excluding the estimated positive impact from FX, revenues decreased $8.2 million, or 13.7%, compared to the prior year quarter. The decrease in revenues was primarily due to lower demand for corporate reputation and financial communications services and a $2.3 million decline in pass-through revenues. Adjusted Segment EBITDA of $8.4 million, or 15.9% of segment revenues, compared to $12.6 million, or 21.1% of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA was primarily due to lower revenues compared to the prior year quarter.

2020 Guidance

The Company is revising its full year 2020 guidance. The Company now estimates that 2020 revenues will range between $2.42 billion and $2.47 billion. This compares to the previous revenue range of $2.45 billion to $2.55 billion. The Company now estimates that 2020 EPS will range between $4.93 and $5.43. This compares to the previous EPS range of $5.32 to $5.82. This range is inclusive of the third quarter special charge of $0.14 per share and an estimated full year non-cash interest expense of $0.18 per share related to the Company’s 2023 Convertible Notes. The Company now estimates that 2020 Adjusted EPS will range between $5.25 and $5.75. This compares to the previous Adjusted EPS range of $5.50 to $6.00.

Third Quarter 2020 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss third quarter 2020 financial results at 9:00 a.m. Eastern Time on Thursday, October 29, 2020. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 6,200 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.35 billion in revenues during fiscal year 2019. More information can be found at www.fticonsulting.com.

Non-GAAP Financial Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the United States Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definition of Segment Operating Income and Adjusted Segment EBITDA, which are GAAP financial measures, below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes and the gain or loss on sale of a business. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, unaudited quarterly results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock; adverse financial, real estate or other market and general economic conditions; the impact of the COVID-19 pandemic and related events that are beyond our control, which could affect our segments, practices and the geographic regions in which we conduct business differently and adversely; and other future events, which could impact each of our segments, practices and the geographic regions in which we conduct business differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies; competitive and general economic conditions; retention of staff and clients; new laws and regulations or changes thereto; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 25, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 30, 2020, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$304,658	$369,373
Accounts receivable:
Billed receivables	603,832	540,584
Unbilled receivables	482,586	418,288
Allowances for doubtful accounts and unbilled services	(323,658)	(265,500)

Accounts receivable, net	762,760	693,372
Current portion of notes receivable	34,089	35,106
Prepaid expenses and other current assets	74,223	80,810

Total current assets	1,175,730	1,178,661
Property and equipment, net	95,544	93,672
Operating lease assets	153,818	159,777
Goodwill	1,223,764	1,202,767
Other intangible assets, net	43,652	38,432
Notes receivable, net	66,078	69,033
Other assets	35,812	40,800

Total assets	$2,794,398	$2,783,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$164,493	$158,936
Accrued compensation	397,147	416,903
Billings in excess of services provided	46,621	36,698

Total current liabilities	608,261	612,537
Long-term debt, net	308,454	275,609
Noncurrent operating lease liabilities	161,976	176,378
Deferred income taxes	150,572	151,352
Other liabilities	90,638	78,124

Total liabilities	1,319,901	1,294,000

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 36,028 (2020) and 37,390 (2019)	360	374
Additional paid-in capital	46,642	216,162
Retained earnings	1,568,546	1,413,453
Accumulated other comprehensive loss	(141,051)	(140,847)

Total stockholders’ equity	1,474,497	1,489,142

Total liabilities and stockholders’ equity	$2,794,398	$2,783,142

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended September 30,
	2020	2019
	(Unaudited)
Revenues	$622,249	$593,106

Operating expenses
Direct cost of revenues	417,179	380,892
Selling, general and administrative expenses	122,102	127,951
Special charges	7,103	—
Amortization of other intangible assets	2,795	2,125

	549,179	510,968

Operating income	73,070	82,138

Other income (expense)
Interest income and other	(3,340)	2,973
Interest expense	(5,151)	(4,832)

	(8,491)	(1,859)

Income before income tax provision	64,579	80,279
Income tax provision	14,407	19,857

Net income	$50,172	$60,422

Earnings per common share — basic	$1.41	$1.65

Weighted average common shares outstanding — basic	35,639	36,617

Earnings per common share — diluted	$1.35	$1.59

Weighted average common shares outstanding — diluted	37,086	37,938

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0	$21,330	$(16,633)

Total other comprehensive income (loss), net of tax	21,330	(16,633)

Comprehensive income	$71,502	$43,789

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Nine Months Ended September 30,
	2020	2019
	(Unaudited)
Revenues	$1,834,694	$1,750,499

Operating expenses
Direct cost of revenues	1,232,437	1,116,224
Selling, general and administrative expenses	375,989	371,042
Special charges	7,103	—
Amortization of other intangible assets	7,440	5,838

	1,622,969	1,493,104

Operating income	211,725	257,395

Other income (expense)
Interest income and other	3,879	5,741
Interest expense	(15,169)	(14,371)

	(11,290)	(8,630)

Income before income tax provision	200,435	248,765
Income tax provision	45,342	61,100

Net income	$155,093	$187,665

Earnings per common share — basic	$4.30	$5.09

Weighted average common shares outstanding — basic	36,073	36,851

Earnings per common share — diluted	$4.11	$4.92

Weighted average common shares outstanding — diluted	37,708	38,107

Other comprehensive loss, net of tax
Foreign currency translation adjustments, net of tax expense of $0	$(204)	$(16,225)

Total other comprehensive loss, net of tax	(204)	(16,225)

Comprehensive income	$154,889	$171,440

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Net income	$50,172	$60,422	$155,093	$187,665
Add back:
Special charges	7,103	—	7,103	—
Tax impact of special charges	(1,847)	—	(1,847)	—
Non-cash interest expense on convertible notes	2,286	2,166	6,766	6,411
Tax impact of non-cash interest expense on convertible notes	(595)	(563)	(1,760)	(1,666)
Tax impact of gain on sale of business (1)	—	—	—	(2,097)

Adjusted Net Income	$57,119	$62,025	$165,355	$190,313

Earnings per common share — diluted	$1.35	$1.59	$4.11	$4.92
Add back:
Special charges	0.19	—	0.19	—
Tax impact of special charges	(0.05)	—	(0.05)	—
Non-cash interest expense on convertible notes	0.06	0.06	0.18	0.17
Tax impact of non-cash interest expense on convertible notes	(0.01)	(0.02)	(0.04)	(0.04)
Tax impact of gain on sale of business (1)	—	—	—	(0.06)

Adjusted earnings per common share — diluted	$1.54	$1.63	$4.39	$4.99

Weighted average number of common shares outstanding — diluted	37,086	37,938	37,708	38,107

(1)

For the nine months ended September 30, 2019, represents a discrete tax adjustment resulting from a change in estimate related to the accounting for the sale of our Ringtail e-discovery software and related business.

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2020
	Low	High
Guidance on estimated earnings per common share — diluted (GAAP) (1)	$4.93	$5.43
Special charges, net of tax	0.14	0.14
Non-cash interest expense on convertible notes, net of tax	0.18	0.18

Guidance on estimated adjusted earnings per common share (non-GAAP) (1)	$5.25	$5.75

(1)

The forward-looking guidance on estimated 2020 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, or gain or loss on sale of a business as these items are dependent on future events that are uncertain and difficult to predict. The forward-looking guidance excludes any shares of common stock potentially issuable upon conversion of the 2023 Convertible Notes from the calculation of EPS.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2020 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$50,172
Interest income and other							3,340
Interest expense							5,151
Income tax provision							14,407

Operating income	$52,372	$8,729	$24,304	$8,621	$5,105	$(26,061)	$73,070
Depreciation and amortization	1,109	1,207	1,337	3,041	542	713	7,949
Amortization of other intangible assets	1,873	171	44	1	706	—	2,795
Special charges	861	3,484	35	276	2,074	373	7,103

Adjusted EBITDA	$56,215	$13,591	$25,720	$11,939	$8,427	$(24,975)	$90,917

Nine Months Ended September 30, 2020 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$155,093
Interest income and other							(3,879)
Interest expense							15,169
Income tax provision							45,342

Operating income	$172,847	$17,853	$55,916	$23,642	$21,395	$(79,928)	$211,725
Depreciation and amortization	3,126	3,788	4,040	8,939	1,680	2,083	23,656
Amortization of other intangible assets	4,591	627	133	1	2,088	—	7,440
Special charges	861	3,484	35	276	2,074	373	7,103

Adjusted EBITDA	$181,425	$25,752	$60,124	$32,858	$27,237	$(77,472)	$249,924

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended September 30, 2019 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$60,422
Interest income and other							(2,973)
Interest expense							4,832
Income tax provision							19,857

Operating income	$46,007	$25,534	$17,943	$9,094	$11,343	$(27,783)	$82,138
Depreciation and amortization	964	1,188	1,426	3,192	619	691	8,080
Amortization of other intangible assets	1,113	286	44	—	682	—	2,125

Adjusted EBITDA	$48,084	$27,008	$19,413	$12,286	$12,644	$(27,092)	$92,343

Nine Months Ended September 30, 2019 (Unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$187,665
Interest income and other							(5,741)
Interest expense							14,371
Income tax provision							61,100

Operating income	$130,470	$82,753	$62,179	$30,080	$30,691	$(78,778)	$257,395
Depreciation and amortization	2,821	3,448	4,454	7,804	1,782	2,074	22,383
Amortization of other intangible assets	2,646	865	133	—	2,194	—	5,838

Adjusted EBITDA	$135,937	$87,066	$66,766	$37,884	$34,667	$(76,704)	$285,616

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended September 30, 2020 (Unaudited)
Corporate Finance & Restructuring	$236,615	$56,215	23.8%	64%	$460	1,608
Forensic and Litigation Consulting	119,104	13,591	11.4%	48%	$337	1,371
Economic Consulting	154,978	25,720	16.6%	66%	$502	880
Technology (1)	58,585	11,939	20.4%	N/M	N/M	394
Strategic Communications (1)	52,967	8,427	15.9%	N/M	N/M	766

	$622,249	$115,892	18.6%			5,019

Unallocated Corporate		(24,975)

Adjusted EBITDA		$90,917	14.6%

Nine Months Ended September 30, 2020 (Unaudited)
Corporate Finance & Restructuring	$690,375	$181,425	26.3%	68%	$468	1,608
Forensic and Litigation Consulting	373,082	25,752	6.9%	50%	$333	1,371
Economic Consulting	438,609	60,124	13.7%	68%	$482	880
Technology (1)	164,392	32,858	20.0%	N/M	N/M	394
Strategic Communications (1)	168,236	27,237	16.2%	N/M	N/M	766

	$1,834,694	$327,396	17.8%			5,019

Unallocated Corporate		(77,472)

Adjusted EBITDA		$249,924	13.6%

Three Months Ended September 30, 2019 (Unaudited)
Corporate Finance & Restructuring	$191,698	$48,084	25.1%	70%	$449	1,177
Forensic and Litigation Consulting	142,651	27,008	18.9%	61%	$336	1,326
Economic Consulting	141,715	19,413	13.7%	70%	$512	764
Technology (1)	57,083	12,286	21.5%	N/M	N/M	348
Strategic Communications (1)	59,959	12,644	21.1%	N/M	N/M	719

	$593,106	$119,435	20.1%			4,334

Unallocated Corporate		(27,092)

Adjusted EBITDA		$92,343	15.6%

Nine Months Ended September 30, 2019 (Unaudited)
Corporate Finance & Restructuring	$542,667	$135,937	25.0%	70%	$451	1,177
Forensic and Litigation Consulting	427,518	87,066	20.4%	64%	$336	1,326
Economic Consulting	439,488	66,766	15.2%	76%	$500	764
Technology (1)	164,051	37,884	23.1%	N/M	N/M	348
Strategic Communications (1)	176,775	34,667	19.6%	N/M	N/M	719

	$1,750,499	$362,320	20.7%			4,334

Unallocated Corporate		(76,704)

Adjusted EBITDA		$285,616	16.3%

N/M -	Not meaningful
(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2020	2019
	(Unaudited)
Operating activities
Net income	$155,093	$187,665
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,655	22,384
Amortization and impairment of other intangible assets	7,440	5,838
Acquisition-related contingent consideration	4,652	717
Provision for doubtful accounts	15,608	13,552
Share-based compensation	17,576	14,060
Amortization of debt discount and issuance costs	9,028	8,666
Deferred income taxes	(1,658)	4,084
Other	45	248
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(86,491)	(191,644)
Notes receivable	3,346	2,521
Prepaid expenses and other assets	8,294	(5,817)
Accounts payable, accrued expenses and other	7,713	(7,332)
Income taxes	(14,635)	26,693
Accrued compensation	(18,985)	5,156
Billings in excess of services provided	10,296	(9,925)

Net cash provided by operating activities	140,977	76,866

Investing activities
Payments for acquisition of businesses, net of cash received	(25,271)	(18,791)
Purchases of property and equipment	(25,663)	(27,026)
Other	558	55

Net cash used in investing activities	(50,376)	(45,762)

Financing activities
Borrowings under revolving line of credit	149,500	45,000
Repayments under revolving line of credit	(124,500)	(45,000)
Purchase and retirement of common stock	(175,832)	(77,949)
Net issuance of common stock under equity compensation plans	(5,195)	3,176
Payments for business acquisition liabilities	(3,948)	(2,282)
Deposits and other	4,561	535

Net cash used in financing activities	(155,414)	(76,520)

Effect of exchange rate changes on cash and cash equivalents	98	(8,183)

Net decrease in cash and cash equivalents	(64,715)	(53,599)
Cash and cash equivalents, beginning of period	369,373	312,069

Cash and cash equivalents, end of period	$304,658	$258,470

FTI CONSULTING, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Net cash provided by operating activities	$111,563	$131,304	$140,977	$76,866
Purchases of property and equipment	(11,764)	(6,365)	(25,663)	(27,026)

Free Cash Flow	$99,799	$124,939	$115,314	$49,840